EXHIBIT "99"


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{GRAPHIC-LOGO] EAST TEXAS FINANCIAL SERVICES, INC.
               _________________________________________________________________
               1200 South Beckham - P.O.Box 6910 - Tyler, TX 75711-6910 - 903-593-1767 - Fax 903-593-1094


                                  NEWS RELEASE


For verification,  contact: Gerald W. Free, President and CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, January 17, 1997

------------------------------------------------------------------------------

                       EAST TEXAS FINANCIAL SERVICES, INC.
                         ANNOUNCES QUARTER END EARNINGS

Tyler, Texas, January 17, 1997, - - - East Texas Financial Services, Inc. (NASDAQ: ETFS), today reported that consolidated net income for the three months ended December 31, 1996, was $183,000 or $.18 per share, compared to $242,000 or $.21 per share for the three months ended December 31, 1995.

East Texas Financial Services, Inc., is the holding company for First Federal Savings and Loan Association of Tyler, a 73 year old thrift institution located in Tyler, Texas. First Federal currently operates two full services offices and one loan production office in the Tyler area.

"We continue to be pleased with the lending operations of First Federal," stated Gerald W. Free, President and Chief Executive Officer. "For the quarter ended December 31, 1996, we originated approximately $5.4 million in real estate loans, or approximately a 20% increase over the same quarter in 1995." "The increased loan originations are directly attributable to the strong real estate market in the Tyler area and the efforts of our lending operations staff," stated Free.

Total assets were reported as $113.4 million at December 31, 1996. Stockholders' equity totaled $21.1 million or approximately 18.6% of total assets. At quarter end, the Company had outstanding 1,079,285 shares of stock for a book value per share of approximately $19.54 per share.




                                  - continued -

                   Serving the Financial Needs of East Texas
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At December 31, 1996,  non-performing  assets equaled  $499,000 or .44% of total assets as compared to $450,000 or .39% of total assets at September 30, 1996, the Company's latest fiscal year end. Non-performing assets equaled .99% of loans receivable at December 31, 1996, as compared to .94% at September 30, 1996. Classified assets were reported as $1,049,000 or .92% of total assets at December 31, 1996, up from $999,000 or .87% of total assets at September 30, 1996.

Capital levels for First Federal Savings and Loan Association of Tyler were reported, at December 31, 1996, as 15.6% for both tangible and core ratios. The minimum regulatory requirement for tangible and core capital ratios are 1.5% and 3.0% respectively. The Association's risk-based capital ratio was 44.2% at quarter end as compared to the minimum 8.0% regulatory requirement.

The Company's stock is traded under the symbol "ETFS" on the Nasdaq National Market System and is listed in most daily newspapers as "EastTxFnl".


                       - selected financial data follows -


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
                                 EAST TEXAS FINANCIAL SERVICES, INC.
                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                   ASSETS                                           December 31,       September 30,
                                                                        1996                1996
                                                                   -------------       ------------
                                                                    (Unaudited)
      Cash and due from banks                                      $    511,931        $    704,615
      Interest-bearing deposits with banks                            3,540,032           4,995,032
      Interest earning time deposits with financial                   1,565,573           1,663,573
      institutions
      Federal funds sold                                              2,554,364             480,285
      Investment securities held-to-maturity (estimated
            market value of $28,147,500 at December 31, 1996,
            and  $30,114,685 at September 30, 1996)                  28,111,400          30,138,744
      Mortgage-backed securities held-to-maturity (estimated
            market value of $23,789,397 at December 31, 1996,
            and $25,383,579 at September 30, 1996)                   23,310,954          24,948,793
      Loans receivable, net of allowance for credit
            losses   of $267,256 at December 31, 1996, and
            $289,120  at September 30, 1996                          50,289,866          47,925,067
      Accrued interest receivable                                       989,982             930,657
      Federal Home Loan Bank stock, at cost                             962,400             948,500
      Premises and equipment                                            953,309             970,184
      Foreclosed real estate, net of allowances of $-0-                 118,868                   0
      Deferred income taxes                                             126,258             130,825
      Mortgage servicing rights                                         127,999             119,845
      Other assets                                                      272,091             416,816
                                                                   -------------        ------------

                           Total Assets                            $113,435,027        $114,372,936
                                                                   =============        ============
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
                                 EAST TEXAS FINANCIAL SERVICES, INC.
                           CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                            (continued)


                   LIABILITIES AND STOCKHOLDERS' EQUITY             December 31,       September 30,
                                                                        1996                1996
                                                                   -------------       ------------
                                                                    (Unaudited)
      Liabilities:
          Demand deposits                                          $  3,381,715        $  2,889,861
          Savings and NOW deposits                                   10,960,580          11,099,604
          Other time deposits                                        77,516,758          77,671,666
                                                                   -------------        ------------
                          Total deposits                             91,859,053          91,661,131

          Advances from borrowers for taxes and                         148,434             917,222
               insurance
          Federal income taxes
               Current                                                  105,898               5,044
               Deferred                                                       0                   0
          Accrued expenses and other liabilities                        232,668             858,926
                                                                   -------------        ------------

                          Total Liabilities                          92,346,053          93,442,323
                                                                   -------------        ------------

      Stockholders' equity:
           Preferred stock,  $0.01 par value,  500,000
           shares  authorized,  none outstanding
           Common stock, $.01 par value, 5,500,000 shares
           authorized,   1,256,387 shares issued                         12,564              12,564
           Additional paid-in capital                                12,112,516          12,112,516
           Deferred compensation - RRP shares                         (417,034)           (446,129)
           Unearned employee stock ownership plan  shares             (763,205)           (763,206)
           Retained earnings (substantially restricted)              12,941,146          12,811,881
           Treasury stock, 177,102 shares at cost                   (2,797,013)         (2,797,013)
                                                                   -------------        ------------

                          Total stockholders' equity                 21,088,974          20,930,613
                                                                   -------------        ------------

                          Total liabilities and
                          stockholders' equity                     $113,435,027        $ 114,372,936
                                                                   =============       =============


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

                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME

                                                              Three Months
                                                          Ended December 31,
                                                              (Unaudited)
                                                           1996           1995
                                                       ----------     ----------
INTEREST INCOME
   Loans receivable:
     First mortgage loans ........................     $  967,638     $  865,408
     Consumer and other loans ....................         20,527         19,159
   Investment securities .........................        570,919        628,274
   Mortgage-backed securities ....................        421,434        561,846
                                                       ----------     ----------

     Total interest income .......................     $1,980,518     $2,074,687
                                                       ----------     ----------
INTEREST EXPENSE
   Deposits ......................................      1,109,672      1,142,864
                                                       ----------     ----------

     Total interest expense ......................      1,109,672      1,142,864
                                                       ----------     ----------
     Net interest income before
       provision for loan losses .................        870,846        931,823

Provisions for loan losses .......................          5,000              0
                                                       ----------     ----------
     Net interest income after
       provision for loan losses .................        865,846        931,823
                                                       ----------     ----------

NONINTEREST INCOME
   Gain (loss) on sales of
       interest-earning assets ...................         13,079         27,750
   Loan origination and commitment fees ..........         17,219          9,431
   Loan servicing fees ...........................         31,686         30,611
   Other .........................................         15,430         21,714
                                                       ----------     ----------
     Total noninterest expense ...................         77,414         89,506
                                                       ----------     ----------
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

                       EAST TEXAS FINANCIAL SERVICES, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                  (continued)

                                                              Three Months
                                                          Ended December 31,
                                                              (Unaudited)
                                                           1996           1995
                                                       ----------     ----------
NONINTEREST EXPENSE
   Compensation and benefits .....................        427,655        401,983
   Occupancy and equipment .......................         33,864         39,063
   SAIF deposit insurance premium ................         48,051         57,039
   (Gain) loss on foreclosed real estate .........             58          3,084
   Other .........................................        139,937        139,643
                                                       ----------     ----------
     Total noninterest expense ...................        649,565        640,812
                                                       ----------     ----------

Income (loss) before provision for income taxes ..        293,695        380,517

Income tax expense (benefit) .....................        110,465        138,190


NET INCOME (LOSS) ................................     $  183,230     $  242,327
                                                       ==========     ==========

Earnings per common share ........................     $     0.18     $     0.21


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